      As filed with the Securities and Exchange Commission on June 5, 1998

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                                    under the

                             SECURITIES ACT OF 1933

                       VERTEX PHARMACEUTICALS INCORPORATED

             (Exact name of registrant as specified in its charter)

              Massachusetts                            04-3039129
 (State of incorporation or organization) (I.R.S. Employer Identification No.)

             130 Waverly Street, Cambridge, Massachusetts 02139-4211

                    (Address of Principal Executive Offices)

                       Vertex Pharmaceuticals Incorporated

                           1996 Stock and Option Plan

                            (Full title of the plan)

                Joshua Boger, President & Chief Executive Officer

                       Vertex Pharmaceuticals Incorporated

                               130 Waverly Street

                            Cambridge, MA 02139-4242

                     (Name and address of agent for service)

                                 (617) 577-6000

          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                                     Proposed Maximum      Proposed Maximum
Title of Securities             Amount to be          Offering Price           Aggregate              Amount of
to be Registered               Registered (1)         Per Share (2)       Offering Price (2)       Registration Fee
---------------------          --------------         -------------       ------------------       ----------------

Common Stock, par
value, $.01 per share             1,250,000             $28.40625             $35,507,812             $10,474.80

Rights to purchase Series
A Junior Participating
Preferred Stock                      (3)                   (3)                    (3)                    None


(1) Together with an indeterminate number of additional shares which may result from a stock split, stock dividend, or other similar adjustment of the outstanding shares of Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices per share of the Registrant's Common Stock on the Nasdaq National Market System as of a date (June 2, 1998) within five (5) business days prior to filing this Registration Statement.

(3) No separate consideration will be received for the Rights.

           PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Items 4-7 and 9 of Part II of the Registrant's Registration Statement on Form S-8 (File No. 333-27011) are incorporated by reference herein pursuant to General Instruction E of Form S-8.

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a) Annual Report of the Registrant on Form 10-K for the fiscal year ended December 31, 1997 (Commission File No. 00-19319);

         (b) Quarterly Report of the Registrant on Form 10-Q (Commission File No. 00-19319) for the quarter ended March 31, 1998;

         (c) The description of the Registrant's Common Stock included in the Registrant's registration statement on Form 8-A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") filed with the Commission on May 30, 1991 (which incorporates by reference certain portions of the Registrant's Registration Statement on Form S-1 (Registration No. 33-40966) filed with the Commission on May 30, 1991), including any amendment or report filed for the purpose of updating such description; and

         (d) The description of the Rights under the Registrant's Stockholder Rights Plan (which are currently transferred with the Registrant's Common Stock) contained in the Registrant's Registration Statement on Form S-3 (Registration No. 333-22303) filed with the Commission on February 24, 1997, as amended.

         All reports and other documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities covered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 8.  Exhibits.

Exhibit No.                                 Description

(4.1) Specimen Common Stock Certificate (filed as Exhibit 4.1 to the Registration Statement on Form S-1, Registration No. 33-40966, as amended, and incorporated herein by reference)

(4.2) Stockholder Rights Plan (filed as Exhibit 4.2 to the Registration Statement on Form S-1, Registration No. 33-40966, as amended, and incorporated herein by reference)

(4.3) First Amendment to Rights Agreement dated as of February 21, 1997 (filed as Exhibit 4.3 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996 (File No. 0-19319)

(5)      Opinion of Warner & Stackpole LLP (filed herewith)

(15) Letter from Coopers & Lybrand L.L.P. regarding unaudited interim financial information (filed herewith)

(23.1)   Consent of Coopers & Lybrand L.L.P. (filed herewith)

(23.2)   Consent of Warner & Stackpole LLP (included in Exhibit 5)

(24) Power of Attorney to file future amendments (included in signature page(s) hereto)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cambridge, Massachusetts, on June 5, 1998.

                                        VERTEX PHARMACEUTICALS INCORPORATED

                                        By: /s/ Joshua S. Boger
                                        _______________________________________
                                        Joshua S. Boger
                                        President and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua S. Boger, Richard H. Aldrich, and Thomas G. Auchincloss, Jr., and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Joshua S. Boger                         Director, President and                              June 5, 1998
------------------------------------                                                             ------
Joshua S. Boger                             Chief Executive Officer

                                            (Principal Executive Officer)

/s/ Thomas G. Auchincloss, Jr.              Vice President of Finance and Treasurer              June 5, 1998
------------------------------                                                                   ------
Thomas G. Auchincloss, Jr.                  (Principal Financial Officer)

/s/ Hans D. Van Houte                       Controller                                           June 5, 1998
------------------------------------                                                             ------
Hans D. Van Houte

/s/ Barry M. Bloom                          Director                                             June 5, 1998
------------------------------------                                                             ------
Barry M. Bloom

/s/ Roger W. Brimblecombe                   Director                                             June 5, 1998
------------------------------------                                                             ------
Roger W. Brimblecombe

/s/ Donald R. Conklin                       Director                                             June 5, 1998
------------------------------------                                                             ------
Donald R. Conklin

/s/ William W. Helman IV                    Director                                             June 5, 1998
------------------------------------                                                             ------
William W. Helman IV

/s/ Charles A. Sanders                      Director                                             June 5, 1998
------------------------------------                                                             ------
Charles A. Sanders



/s/ Elaine S. Ullian                        Director                                             June 5, 1998
------------------------------------                                                             ------
Elaine S. Ullian

                                    EXHIBITS

Exhibit No.                                 Description

(5)           Opinion of Warner & Stackpole LLP (filed herewith at page 7)

(15) Letter from Coopers & Lybrand L.L.P. regarding unaudited interim financial information (filed herewith at page 9)

(23.1)        Consent of Coopers & Lybrand L.L.P. (filed herewith at page 10)